SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K



  Date of Report (Date of earliest event reported)           February 13, 1998




                      Essex Hospitality Associates III L.P.
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             (Exact name of registrant as specified in its charter)


                                    Delaware
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                 (State of other jurisdiction of incorporation)



         33-67848                                      16-1422266
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  (Commission File Number)                  (IRS Employer Identification No.)


 100 Corporate Woods, Suite 300, Rochester, NY                     14623
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(Address of prinicipal executive office)                         (Zip Code)


Registrant's telephone number, including area code:           (716) 272-2300
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Item 4.  Changes in Registrant's Certifying Accountants.

Coopers & Lybrand, LLP was engaged by Essex Partners Inc. in contemplation of forming a hotel real estate investment trust. As a result of these circumstances, on February 13, 1998, Essex Partners Inc., the Managing General Partner of the Partnership, designated Coopers & Lybrand, LLP for appointment as the Partnership's principal accountants to audit the Partnership's financial statements. In connection with this designation, the Partnership's existing client-auditor relationship with KPMG Peat Marwick LLP, ceased.

(a) (1)  (i)   The Partnership's former accountants, KPMG Peat
               Marwick LLP, were dismissed effective February 13, 1998.

         (ii) KPMG Peat Marwick LLP's reports on the Partnership's financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, nor was either such opinion modified as to uncertainty, audit scope or accounting principles.

         (iii) The decision to change accountants was decided by Essex Partners Inc., the Managing General Partner.

         (iv)  There were no disagreements with KPMG Peat Marwick
               LLP through February 13, 1998 on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

(a) (2) Coopers & Lybrand, LLP was engaged to serve as the Partnership's principal accountants to audit its financial statements by Essex Partners Inc. on February 13, 1998. Although the Partnership has consulted with Coopers & Lybrand regarding accounting matters in connection with the REIT, in connection with its proposal for the audit the Partnership did not consult with the new accountants regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Partnership's financial statements.

(a) (3) Attached hereto as Exhibit 16 is a letter from KPMG Peat Marwick LLP regarding the change in the Partnership's certifying accountants.


Item 7.  Exhibits

         16. Letter from KPMG Peat Marwick LLP regarding change in certifying accountants.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Essex Hospitality Associates III L.P.
                                             (Registrant)

Date:    February 18, 1998           /s/  Lorrie L. LoFaso
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                                    Lorrie L. LoFaso, Chief Accounting Officer